Exhibit 10.1

EXECUTION COPY

CLASS A COMMON UNIT

PURCHASE AGREEMENT

by and between

ENBRIDGE ENERGY PARTNERS, L.P.

and

ENBRIDGE ENERGY COMPANY, INC.

i

Section 5.09	Execution in Counterparts	15
Section 5.10	Termination	15

Schedules

Schedule 2.05	Wiring Instructions

Schedule 3.01	List of Operating Subsidiaries of Enbridge Partners

ii

CLASS A COMMON UNIT PURCHASE AGREEMENT

This CLASS A COMMON UNIT PURCHASE AGREEMENT, dated as of November 17, 2008 (this “Agreement”), is entered into by and between ENBRIDGE ENERGY PARTNERS, L.P., a Delaware limited partnership (“Enbridge Partners”) and ENBRIDGE ENERGY COMPANY, INC., a Delaware corporation (“EECI”).

In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01          Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings specified in this Section 1.01.

“Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in New York, New York.

“Certification” has the meaning specified in Section 3.03(a).

“Class A Common Unit” has the meaning specified in the Partnership Agreement.

“Class B Common Unit” has the meaning specified in the Partnership Agreement.

“Class C Unit” has the meaning specified in the Partnership Agreement.

“Closing” has the meaning specified in Section 2.02.

“Closing Date” has the meaning specified in Section 2.02.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” has the meaning specified in the Partnership Agreement.

“Companies” means Enbridge Partners, the General Partner, Enbridge Management and the Operating Partnership, collectively.

“Confidential Information Memorandum” means the confidential information memorandum dated November 13, 2008 previously provided to EECI by Enbridge Partners.

“Delaware LLC Act” means the Delaware Limited Liability Company Act, as amended.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act, as amended.

“Delegation of Control Agreement” has the meaning specified in the Partnership Agreement.

“DGCL” means the Delaware General Corporation Law, as amended.

“EECI” has the meaning specified in the introductory paragraph of this Agreement.

“EECI Material Adverse Effect” means any material and adverse effect on the ability of EECI to meet its obligations and to consummate the transactions under this Agreement.

“Enbridge Financial Statements” has the meaning specified in Section 3.03(c).

“Enbridge Management” means Enbridge Energy Management, L.L.C., a Delaware limited liability company.

“Enbridge Management LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Enbridge Management dated as of October 17, 2002.

“Enbridge Material Adverse Effect” means any material and adverse effect on (a) the financial position, prospects, results of operations or business of Enbridge Partners and the Operating Subsidiaries (taken as a whole), (b) the ability of Enbridge Partners and the Operating Subsidiaries (taken as a whole) to carry out their business as such business is conducted as of the date hereof or (c) the ability of Enbridge Partners to meet its obligations and to consummate the transactions under this Agreement.

“Enbridge Partners” has the meaning specified in the introductory paragraph of this Agreement.

“Enbridge Partners SEC Documents” has the meaning specified in Section 3.03(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Act Filings” means the periodic and current reports of a Person filed with the Commission under the Exchange Act.

“GAAP” means generally accepted accounting principles in the United States in effect from time to time.

“General Partner” means EECI, in its capacity as the general partner of Enbridge Partners.

“Governmental Authority” means, with respect to a particular Person, the country, state, county, city and political subdivisions in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them that exercises valid jurisdiction over any such Person or such Person’s Property.  Unless otherwise specified, all references to Governmental Authority herein with respect to Enbridge Partners mean a Governmental Authority having jurisdiction over Enbridge Partners, the Operating Subsidiaries or any of their respective Properties.

“GP Interest” has the meaning specified in Section 3.02(a).

“I-Unit” has the meaning specified in the Partnership Agreement.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation or common law.

“Lien” means any lien, encumbrance, security interest, equity, charge or other interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Listed Shares” has the meaning specified in the Enbridge Management LLC Agreement.

“NYSE” means the New York Stock Exchange.

“Operating Partnership” means Enbridge Energy, Limited Partnership, a Delaware limited partnership.

“Operating Subsidiaries” means the subsidiaries of Enbridge Partners listed on Schedule 3.01 hereto.

“Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of Enbridge Partners, dated as of August 15, 2006, as amended by Amendment No. 1 dated December 28, 2007 and Amendment No. 2 dated August 6, 2008.

“Permits” means, with respect to Enbridge Partners or any of the Operating Subsidiaries, any licenses, permits, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of Governmental Authorities or other Persons necessary for the ownership, leasing, operation, occupancy and use of its Properties and the conduct of its businesses as currently conducted.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” means the aggregate purchase price of the Purchased Units.

“Purchased Units” has the meaning specified in Section 2.01.

“Representatives” of any Person means the officers, directors, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“SOX” has the meaning specified in Section 3.03(a).

“Voting Shares” has the meaning specified in the Enbridge Management LLC Agreement.

ARTICLE II.

SALE AND PURCHASE

Section 2.01          Sale and Purchase.  Upon the terms and conditions of this Agreement, at the Closing, Enbridge Partners hereby agrees to issue and sell to EECI, and EECI hereby agrees to purchase from Enbridge Partners, 16,250,000 Class A Common Units (the “Purchased Units”) at a price per unit of $30.76.

Section 2.02          Closing.  Upon the terms and conditions of this Agreement, the consummation of the sale and purchase of the Purchased Units hereunder (the “Closing”) shall take place on December 4, 2008 (the “Closing Date”), at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, 2500 First City Tower, Houston, Texas 77002.

Section 2.03          Conditions to the Closing.

(a)           Mutual Conditions.  The respective obligation of each party to consummate the purchase and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i)        no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by or before any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; and

(ii)       there shall not be pending any suit, action or proceeding by or before any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

(b)           EECI’s Conditions.  The obligation of EECI to consummate the purchase of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by EECI, on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i)        (A) The representations and warranties of Enbridge Partners contained in this Agreement shall be true and correct in all material respects as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (B) Enbridge Partners shall have performed in all material respects all of its agreements and covenants to be performed prior to the Closing;

(ii)       the Class A Common Units comprising the Purchased Units shall have been approved for listing on the NYSE, subject to notice of final issuance; and

(iii)      Enbridge Partners shall have delivered, or caused to be delivered, to EECI at the Closing the closing deliverables described below in Section 2.04.

(c)           Enbridge Partner’s Conditions.  The obligation of Enbridge Partners to consummate the sale the Purchased Units to EECI shall be subject to the satisfaction on or prior to the Closing Date of the following conditions (which may be waived by Enbridge Partners in writing, in whole or in part, to the extent permitted by applicable Law):

(i)        (A) The representations and warranties of EECI contained in this Agreement shall be true and correct in all material respects as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (B) EECI shall have performed in all material respects all of its agreements and covenants to be performed prior to the Closing; and

(ii)       EECI shall have delivered, or caused to be delivered, to Enbridge Partners at the Closing the closing deliverables described below in Section 2.05.

Section 2.04          Enbridge Partners’ Deliveries.  At the Closing, Enbridge Partners will deliver, or cause to be delivered, to EECI:

(a)           A certificate issued in the name of EECI representing the Purchased Units; and

(b)           A cross-receipt executed by Enbridge Partners certifying that it has received a wire transfer as of the Closing Date in an amount equal to the Purchase Price.

Section 2.05          EECI’s Deliveries.  At the Closing, EECI will deliver, or cause to be delivered, to Enbridge Partners:

(a)           Payment of the Purchase Price by wire transfer of immediately available funds to the account designated by Enbridge Partners on Schedule 2.05; and

(b)           A cross-receipt executed by EECI certifying that it has received a certificate issued in the name of EECI representing the Purchased Units as of the Closing Date.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES RELATED TO ENBRIDGE PARTNERS

Enbridge Partners represents and warrants to EECI as follows:

Section 3.01          Existence.

(a)           Enbridge Partners has been duly formed and is validly existing as a limited partnership in good standing under the Delaware LP Act, with all requisite limited partnership power and authority to own or lease its properties and to conduct its business as described in Enbridge Partners’ Exchange Act Filings.  Enbridge Partners, directly or indirectly, owns the percentage of the equity interests of each of the Operating Subsidiaries set forth on Schedule 3.01, free and clear of any Lien except for such Liens as are not individually or in the aggregate, material to the ownership of such interest.  Each of the Operating Subsidiaries has been duly organized and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of its respective jurisdiction of incorporation or organization set forth on Schedule 3.01, with all requisite corporate, limited liability company or limited partnership, as the case may be, power and authority to own or lease its properties and to conduct its business as described in Enbridge Partners’ Exchange Act Filings.

(b)           The General Partner has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own or lease its properties, to conduct its business as described in Enbridge Partners’ Exchange Act Filings and to act as a general partner of Enbridge Partners.  The General Partner owns all of the outstanding Voting Shares free and clear of any Lien except for such Liens as are not individually or in the aggregate, material to the ownership of such shares.  The General Partner is the sole general partner of Enbridge Partners; provided, however, that, except as set forth in the Partnership Agreement or the Delegation of Control Agreement, the General Partner has delegated all of its power to manage and control the business and affairs of Enbridge Partners to Enbridge Management.

(c)           Enbridge Management has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all requisite limited liability company power and authority to own or lease its properties and to conduct its business as described in Enbridge Management’s Exchange Act Filings.

Section 3.02          Capitalization and Valid Issuance of Purchased Units.

(a)           The equity capitalization of Enbridge Partners as of the date of this Agreement consists of (i) 59,838,834 Class A Common Units, (ii) 3,912,750 Class B Common Units, all of which Class B Common Units are owned of record and beneficially by the General Partner, (iii) 19,688,968.560060 Class C Units, (iv) 14,763,054.713389 I-Units, all of which are owned of record and beneficially by Enbridge Management, and (iv) a 2% general partner interest, which is owned of record and beneficially by the General Partner (the “GP Interest”).  The Class

A Common Units, Class B Common Units, Class C Units and I-Units of Enbridge Partners have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).  The GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement.

(b)           The capitalization of Enbridge Management as of the date of this Agreement consists of 14,763,053.073063 Listed Shares and 1.640326 Voting Shares, which Voting Shares are owned of record and beneficially by the General Partner.  The Voting Shares and Listed Shares of Enbridge Management have been duly authorized and validly issued in accordance with the Enbridge Management LLC Agreement, and are fully paid (to the extent required under the Enbridge Management LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).

(c)           The Purchased Units and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued, delivered and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and free of any preemptive or similar rights (except as set forth in Section 4.4(c) of the Partnership Agreement), and EECI will acquire its Purchased Units free and clear of any Liens and restrictions on transfer, other than (i) restrictions on transfer under the Partnership Agreement or this Agreement and under the Securities Act and applicable state securities laws and (ii) such Liens as are created by or arising through EECI.

(d)           Except for Purchased Units to be issued and sold pursuant to this Agreement, any I-Units to be issued pursuant to Section 5.10 of the Partnership Agreement or Class C Units to be issued pursuant to Section 5.11 of the Partnership Agreement and the Class A Common Units to be issued upon conversion of the Class C Units, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls, or other rights, convertible or exchangeable securities, agreements, claims or commitments of any character obligating Enbridge Partners to issue, transfer or sell any partnership interests or other equity interest in Enbridge Partners or securities convertible into or exchangeable for such partnership interests, (ii) obligations of Enbridge Partners to repurchase, redeem or otherwise acquire any partnership interests or equity interests of Enbridge Partners or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which Enbridge Partners is a party with respect to the voting of the equity interests of Enbridge Partners.

Section 3.03          Enbridge Partners SEC Documents and Financial Statements.

(a)           Since January 1, 2008, Enbridge Partners has timely filed with or submitted to the Commission all forms, registration statements, reports (including Current Reports on Form 8-K documents) and schedules required to be filed or submitted by it under the Exchange Act.  Except to the extent available in full without redaction on the Commission’s web site through the “Electronic Data Gathering, Analysis and Retrieval System (EDGAR)” two Business Days prior to the date of this Agreement, Enbridge Partners has delivered to EECI copies in the form filed with or submitted to the Commission (including the full text of any document filed subject to a request for confidential treatment) of all of the following:  (i) Enbridge Partners’ Annual Report on Form 10-K for calendar 2007, (ii) Enbridge Partners’ Quarterly Reports on Form 10-Q for the first, second and third quarters in calendar 2008, (iii) Enbridge Partners’ Current Reports on Form 8-K filed since January 1, 2008, (iv) all other forms, reports, registration statements and other documents filed or submitted by Enbridge Partners with the Commission since January 1, 2008, (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii) and (iv) above, whether or not available through EDGAR, are, collectively, the “Enbridge Partners SEC Documents,”), (v) all certifications and statements required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (“SOX”), and the rules and regulations of the Commission promulgated thereunder, with respect to any report referred to in clause (i) or (ii) (collectively, the “Certifications”), and (vi) all comment letters received by Enbridge Partners from the Staff of the Commission since January 1, 2008 and all responses to such comment letters by or on behalf of Enbridge Partners.  To Enbridge Partners’ knowledge, except as disclosed in the Enbridge Partners SEC Documents, each director and officer (as defined in Rule 16a-1(f) under the Exchange Act) of Enbridge Partners has filed with, or as the case may be submitted to, the Commission on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since January 1, 2008.  No subsidiary of Enbridge Partners is, or since January 1, 2008 has been, required to file or submit any form, report, registration statement or other document with the Commission.

(b)           Each of the Enbridge Partners SEC Documents (i) as of the date of the filing of such report (or in the case of registration statements, solely on the dates of effectiveness), complied with the requirements of the Securities Act and the Exchange Act, as the case may be, and SOX, including in each case, the rules and regulations thereunder and (ii) as of its filing date (or, if amended or superseded by a subsequent filing prior to the date hereof, on the date of such filing) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  The Certifications complied with Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of SOX, and the rules and regulations promulgated thereunder and the statements contained in the Certifications were true and correct as of the date of the filing thereof.  Enbridge Partners is, and since January 1, 2008, has been, in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.  Since January 1, 2008, neither Enbridge Partners nor any of its subsidiaries or, to the knowledge of Enbridge Partners, any director, executive officer, auditor or accountant of Enbridge Partners or any of its subsidiaries has received or has otherwise had or obtained knowledge of any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Enbridge Partners or any of its subsidiaries or their internal control over financial reporting, including any complaint, allegation, assertion or claim that Enbridge Partners or any of its subsidiaries has engaged in questionable accounting or auditing practices.  Enbridge Partners has implemented and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, without limitation, that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since January 1, 2008, there have not been any changes in Enbridge Partners’ internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, Enbridge Partners internal controls over financial reporting.  All significant deficiencies and material weaknesses in the design or operation of Enbridge Partners’ internal control over financial reporting that are reasonably likely to adversely affect Enbridge Partners’ ability to record, process, summarize and report financial information have been disclosed to Enbridge Partners’ outside auditors and to the appropriate audit committee.  There has not been any fraud, whether or not material, that involves (x) management or other employees who have a significant role in Enbridge Partners’ internal control over financial reporting and (y) the applicable provisions of SOX.

(c)           The historical financial statements, together with related schedules and notes, included in the Enbridge Partners SEC Documents (and any amendment or supplement thereto) (the “Enbridge Financial Statements”), present fairly the consolidated financial position, results of operations and changes in financial position of Enbridge Partners on the basis stated in the Enbridge Partners SEC Documents at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act, and have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as disclosed therein; and the other summary and selected financial and statistical information and data included in the Enbridge Partners SEC Documents (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of Enbridge Partners.  There are no financial statements (historical or pro forma) that are required to be included in the Enbridge Partners SEC Documents that are not included as required; and Enbridge Partners and the Operating Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) that are not disclosed in the Enbridge Partners SEC Documents.

(d)           The accountants, PricewaterhouseCoopers LLP, who have certified the financial statements included in the Enbridge Partners SEC Documents (or any amendment or supplement thereto), are an independent registered public accounting firm within the meaning of the Exchange Act.

Section 3.04          No Enbridge Partners Material Adverse Change.  Since January 1, 2008, Enbridge Partners has conducted its businesses in the ordinary course, consistent with past practice, and there has been no (a) change, event, occurrence, effect, fact, circumstance or condition that has had or would be reasonably likely to have an Enbridge Material Adverse Effect, (b) acquisition or disposition of any material asset by Enbridge Partners or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business, (c) material change in Enbridge Partners’ accounting principles, practices or methods or (d) except for the automatic increase in the number of I-Units and Class C Units outstanding in connection with the regular cash distribution by Enbridge Partners on its Common Units for the third quarter of 2008, issuance of any securities or incurrence of material indebtedness by Enbridge Partners;

except, in the case of each of clauses (a), (b), (c) and (d), as set forth in or contemplated by the Enbridge Partners SEC Documents filed with the Commission on or prior to the date hereof or the Confidential Information Memorandum.

Section 3.05          No Conflicts.  Neither the offer, sale or delivery of the Purchased Units to EECI, the execution, delivery or performance by Enbridge Partners of this Agreement, compliance by Enbridge Partners with the provisions hereof, nor consummation by Enbridge Partners of the transactions contemplated hereby constitutes a breach of, or a default under, the Partnership Agreement or any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of the Companies is a party or by which any of them may be bound or to which any of their respective properties is subject, nor will any such action result in any violation of any existing Law (assuming compliance with the Securities Act and applicable securities and Blue Sky Laws of any other jurisdiction) to which Enbridge Partners or its properties are subject, excluding in each case any breaches, defaults or violations that, individually or in the aggregate, would not have an Enbridge Material Adverse Effect.

Section 3.06          Authority.  Enbridge Partners has all requisite limited partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of, and the performance by Enbridge Partners of its obligations under this Agreement has been duly and validly authorized by Enbridge Partners, and this Agreement have been duly executed and delivered by Enbridge Partners and constitutes the legal, valid and binding obligation of Enbridge Partners, enforceable against Enbridge Partners in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity.  No approval from the holders of Common Units or I-Units is required by any law, rule or regulation (including, without limitation, the rules of the NYSE) in connection with Enbridge Partners’ issuance and sale of the Purchased Units to EECI pursuant to this Agreement.

Section 3.07          Investment Company Status.  None of Enbridge Partners or the Operating Subsidiaries is (or will be after giving effect to the transactions contemplated hereby) an “investment company” as that term is defined in the Investment Company Act, or required to register as an “investment company” under the Investment Company Act.

Section 3.08          Certain Fees.  No fees or commissions are or will be payable by Enbridge Partners to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Units to EECI or the consummation of the transactions contemplated by this Agreement for which EECI could be liable (other than as a result of its status as general partner of Enbridge Partners).  Enbridge Partners agrees that it will indemnify and hold harmless EECI from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement or other similar fees or commissions arising through Enbridge Partners or alleged to have arisen through Enbridge Partners in connection with the sale of the Purchased Units to EECI or the consummation of the transactions contemplated by this Agreement.

Section 3.09          Securities Act of 1933.  Enbridge Partners has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Class A Common Units to EECI.  Neither Enbridge Partners nor anyone acting on its behalf has or will sell, offer to sell or solicit offers to buy Class A Common Units, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of Class A Common Units to EECI pursuant to this Agreement under the registration provisions of the Securities Act and applicable state securities laws.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF EECI

EECI represents and warrants to Enbridge Partners that:

Section 4.01          Existence.  EECI (a) is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and (b) has all requisite corporate power and authority, and has all governmental licenses, authorizations, consents and approvals to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

Section 4.02          No Conflicts.  The execution, delivery and performance by EECI of this Agreement and compliance by EECI with the terms and provisions hereof, and the purchase of the Purchased Units by EECI do not and will not constitute a breach of, or a default under, the certificate of incorporation or bylaws of EECI, or any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which EECI is a party or by which it may be bound or to which its properties is subject, nor will any such action result in any violation of any existing Law (assuming compliance with the Securities Act and applicable securities and Blue Sky Laws of any other jurisdiction) to which EECI or its property is subject, excluding in each case any breaches, defaults or violations which, individually or in the aggregate, would not have an EECI Material Adverse Effect.

Section 4.03          Certain Fees.  No fees or commissions for which Enbridge Partners could be liable are or will be payable by EECI to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement.  EECI agrees that it will indemnify and hold harmless Enbridge Partners from and against any and all claims, demands, or liabilities for broker’s, finder’s placement or other similar fees or commissions arising through EECI or alleged to have arisen through EECI in connection with the purchase of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 4.04          Unregistered Securities.

(a)           Investment.  The Purchased Units are being acquired for EECI’s own account and with no intention of distributing the Purchased Units or any part thereof, and EECI has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the Securities Act or the securities or Blue Sky Laws of any other jurisdiction.  If EECI should in the future decide to dispose of any of the Purchased Units, EECI understands and hereby agrees that it may do so only in compliance with the Securities Act and applicable securities and Blue Sky Laws of any other jurisdiction, as then in effect, which may include a sale contemplated by any registration statement pursuant to which the Purchased Units are being offered.

(b)           Nature of EECI.  EECI represents and warrants to Enbridge Partners that (i) it is an “accredited investor” within (A) the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (B) the meaning of National Instrument 45-106 — Prospectus and Registration Exemptions and (ii) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

(c)           Receipt of Information; Authorization.  EECI acknowledges that it has (i) had access to the Enbridge Partners SEC Documents and the Confidential Information Memorandum and (ii) been provided a reasonable opportunity to ask questions of and receive answers from Representatives of Enbridge Partners regarding such matters sufficient to enable EECI to evaluate the risks and merits of purchasing the Purchased Units and consummating the transactions contemplated by this Agreement.

(d)           Legend.  It is understood that any certificates evidencing the Purchased Units will bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT UNDER SUCH ACT WITH RESPECT TO THE SECURITIES OR AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.  THESE SECURITIES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ENBRIDGE ENERGY PARTNERS, L.P., AS AMENDED, COPIES OF WHICH MAY BE OBTAINED FROM THE PARTNERSHIP AT ITS PRINCIPAL EXECUTIVE OFFICE.”

ARTICLE V.

MISCELLANEOUS

Section 5.01          Use of Proceeds.  Enbridge Partners shall use the net proceeds it receives from the sale of Class A Common Units (together with the General Partner’s related 2% capital contribution) to repay a portion of its outstanding commercial paper and credit facility borrowings and to finance a portion of its capital expansion program relating to the expansion of its core liquids and natural gas systems.  A portion of such net proceeds may be invested in short term investment grade securities pending the use of such net proceeds for Enbridge Partners’ capital expansion program.

Section 5.02          Interpretation; Severability.  Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of such party unless otherwise specified.  If any provision of this Agreement is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect.

Section 5.03          Survival of Representations and Warranties.  The representations and warranties set forth in Sections 3.01, 3.02, 3.08, 4.01, 4.03 and 4.04 hereunder shall survive the execution and delivery of this Agreement indefinitely.  The remainder of the representations or warranties set forth in this Agreement shall survive the execution and delivery of this Agreement for a period of one year following the Closing Date.  The covenants made in this Agreement shall survive the Closing and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units by EECI and payment therefor and repayment, conversion, exercise or repurchase thereof.

Section 5.04          Waivers; Remedies; Amendments.

(a)           No Waiver; Remedies Cumulative.  No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b)           Amendments and Modifications.  No amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the parties hereto affected by such amendment, waiver, consent, modification or termination.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party hereto from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement, no notice to or demand on any party hereto in any case shall entitle any party hereto to any other or further notice or demand in similar or other circumstances.

Section 5.05          Binding Effect; Assignment.

(a)           Binding Effect.  This Agreement shall be binding upon Enbridge Partners, EECI, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b)           Assignment of Rights.  All or any portion of the rights and obligations of EECI under this Agreement may be transferred to any Affiliate of EECI but may not otherwise be transferred by EECI without the prior written consent of Enbridge Partners, which consent will not be unreasonably withheld.

Section 5.06          Communications.  All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)           If to EECI:

Enbridge Energy Company, Inc.
1100 Louisiana, Suite 3300
Houston, Texas  77002
Attention:  E. Chris Kaitson
Facsimile:  (713) 821-2229

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
1001 Fannin Street
2500 First City Tower
Houston, Texas  77002
Attention:  William N. Finnegan IV
Facsimile:  (713) 615-5058

(b)           If to Enbridge Partners:

Enbridge Partners, L.P.
1100 Louisiana, Suite 3300
Houston, Texas  77002
Attention:  E. Chris Kaitson
Facsimile:  (713) 821-2229

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
1001 Fannin Street
2500 First City Tower
Houston, Texas  77002
Attention:  William N. Finnegan IV
Facsimile:  (713) 615-5058

or to such other address as Enbridge Partners or EECI may designate in writing. All notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 5.07          Entire Agreement.  This Agreement and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by Enbridge Partners or any of its Affiliates or EECI or any of its Affiliates set forth herein or therein.  This Agreement and the other agreements and documents referred to herein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 5.08          Governing Law.  This Agreement will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.

Section 5.09          Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 5.10          Termination  In the event that any of the conditions to a party’s obligation to close specified in Section 2.03 is not satisfied at or prior to the Closing Date, such party may terminate this Agreement.  In the event of any such termination of this Agreement, this Agreement shall forthwith become null and void.  In the event of such termination, there shall be no liability on the part of any party hereto; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth.

ENBRIDGE ENERGY PARTNERS, L.P.

By:	Enbridge Energy Management, L.L.C.,
as delegate of Enbridge Energy Company, Inc.,
as General Partner

By:	/s/ Mark A. Maki
Name: Mark A. Maki
Title: Vice President—Finance

ENBRIDGE ENERGY COMPANY, INC.

By:	/s/ Al Monaco
Name: Al Monaco
Title: Executive Vice President—Major Projects

[Signature Page to Purchase Agreement]

SCHEDULE 2.05

Enbridge Energy Partners, L.P.
Bank of America
100 West 33rd Street
New York, New York  10001
ACCT 5800233826
ABA 026009593
BOFAUS3N

Schedule 2.05

SCHEDULE 3.01

OPERATING SUBSIDIARIES

Wholly Owned Subsidiaries

Entity	Jurisdiction of Organization	Percentage Owned
Dufour Petroleum, L.P.	Delaware	100%

Enbridge Energy, Limited Partnership	Delaware	100%

Enbridge G&P (North Texas) L.P.	Texas	100%

Enbridge Gathering (North Texas) L.P.	Texas	100%

Enbridge Gathering (Texarkana) L.P.	Delaware	100%

Enbridge Holdings (Texas Systems) L.L.C.	Delaware	100%

Enbridge Marketing (East Texas) L.P.	Delaware	100%

Enbridge Marketing (North Texas) L.P.	Delaware	100%

Enbridge Marketing (U.S.) L.L.C.	Delaware	100%

Enbridge Marketing (U.S.) L.P.	Texas	100%

Enbridge Midcoast Energy, L.P.	Texas	100%

Enbridge Midcoast Holdings, L.L.C.	Delaware	100%

Enbridge Midcoast Limited Holdings, L.L.C.	Delaware	100%

Enbridge Offshore Pipelines (Seacrest) L.P.	Texas	100%

Enbridge Offshore Pipelines (UTOS) L.L.C.	Delaware	100%

Enbridge Partners Risk Management, L.P.	Delaware	100%

Enbridge Pipelines (Alabama Gathering) L.L.C.	Alabama	100%

Enbridge Pipelines (Alabama Intrastate) L.L.C.	Alabama	100%

Enbridge Pipelines (AlaTenn) L.L.C.	Alabama	100%

Enbridge Pipelines (Bamagas Intrastate) L.L.C.	Delaware	100%

Enbridge Pipelines (East Texas) L.P.	Delaware	100%

Enbridge Pipelines (Lakehead) L.L.C.	Delaware	100%

Enbridge Pipelines (Louisiana Intrastate) L.L.C.	Delaware	100%

Schedule 3.01

Entity	Jurisdiction of Organization	Percentage Owned
Enbridge Pipelines (Louisiana Liquids) L.L.C.	Delaware	100%

Enbridge Pipelines (Midla) L.L.C.	Delaware	100%

Enbridge Pipelines (NE Texas) L.P.	Delaware	100%

Enbridge Pipelines (NE Texas Liquids) L.L.C.	Delaware	100%

Enbridge Pipelines (North Dakota) LLC	Delaware	100%

Enbridge Pipelines (North Texas) L.P.	Texas	100%

Enbridge Pipelines (Ozark) L.L.C.	Delaware	100%

Enbridge Pipelines (SIGCO Intrastate) L.L.C.	Delaware	100%

Enbridge Pipelines (Tennessee River) L.L.C.	Alabama	100%

Enbridge Pipelines (Texas Gathering) L.P.	Delaware	100%

Enbridge Pipelines (Texas Intrastate) L.P.	Texas	100%

Enbridge Processing (Mississippi) L.L.C.	Delaware	100%

H&W Pipeline, L.L.C.	Alabama	100%

Mid Louisiana Gas Transmission, L.L.C.	Delaware	100%

Midcoast Holdings No. One, L.L.C.	Delaware	100%

Nugget Drilling Corporation	Minnesota	100%

Tri-State Holdings, LLC	Michigan	100%

Enbridge Pipelines (Wisconsin) Inc.	Wisconsin	100%

Enbridge Liquids Marketing (North Texas) L.P.	Delaware	100%

Schedule 3.01 - 2